Exhibit 99.1

AMN Healthcare Services Names Brian M. Scott Chief Financial Officer

SAN DIEGO – (January 4, 2011) – AMN Healthcare Services (NYSE: AHS), the nation’s largest provider of comprehensive healthcare staffing and workforce solutions, announced today that Brian M. Scott will become chief financial officer and chief accounting officer effective January 24, 2011. Scott, who joined AMN in 2003, has been senior vice president of operations finance and business development and will report to Susan R. Salka, AMN president and chief executive officer.

Scott will succeed Bary G. Bailey who will become an operating partner of Cressey & Company, a healthcare-focused, private investment firm with more than $1 billion in assets under management. Bailey will remain with AMN in an advisory role through the end of February.

Scott currently oversees the company’s corporate financial planning and analysis, capital funding and business development activities. In addition, he has significant involvement with financial reporting, tax and investor relations. Since joining AMN, Scott has served in a variety of financial and operational roles including president of AMN’s pharmacy staffing division and overseeing all accounting operations and SEC reporting.

“Bary Bailey has made a significant contribution to AMN including the financing of our recent acquisition of Medfinders, as well as the strategic positioning of the company for future growth,” said Salka. “A major accomplishment was invigorating the strength of our financial team which Brian will now lead.

“All of us at AMN understand the lure of a private equity partnership for Bary and I personally thank him for his outstanding efforts which have added significant value to the entire organization. Our opportunity going forward is driving results through innovative clinical staffing and workforce solutions and disciplined financial management. Brian’s financial skills make him the perfect candidate to lead this effort,” Salka noted.

“I am very excited to step in and take on the continued responsibility of advancing and implementing AMN’s strategy of delivering value to our shareholders and our healthcare clients,” said Scott. “Bary has been an excellent mentor and partner and his contributions to AMN have helped advance our strategy in a very meaningful way.”

Scott started his career in San Francisco with KPMG and later was a partner in a mid-sized CPA firm. Prior to joining AMN, he served as controller of a biotechnology company. He is a certified public accountant (inactive) in California, and received his bachelor’s degree in accounting from California Polytechnic State University, San Luis Obispo and an MBA from the McCombs School of Business at the University of Texas at Austin.

About AMN Healthcare Services

AMN Healthcare Services, Inc., headquartered in San Diego, CA, is the nation’s largest provider of comprehensive healthcare staffing and workforce solutions. As the leading provider of travel nurse, per diem (local) nurse, allied and locum tenens (temporary physician) staffing and physician permanent placement services, AMN Healthcare recruits and places healthcare professionals on assignments of variable lengths and in permanent positions with clients throughout the United States. AMN Healthcare is also the nation’s largest provider of healthcare managed services programs and recruitment process outsourcing solutions. Settings staffed include acute-care hospitals, government facilities, community health centers and clinics, physician practice groups, and a host of other healthcare settings. AMN Healthcare also provides home healthcare services in select regions. For more information, visit http://www.amnhealthcare.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company based these forward-looking statements on its current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its other quarterly and periodic reports filed with the SEC. These statements reflect the company’s current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time.

Contact:

Amy C. Chang

Vice President, Investor Relations

866-861-3229

Web site: http://www.amnhealthcare.com/

CONTACT: Amy C. Chang, Vice President, Investor Relations of AMN Healthcare Services, Inc., +1-866-861-3229